Exhibit 10.1

NEXPOINT REAL ESTATE FINANCE, INC.

2020 LONG TERM INCENTIVE PLAN

(as amended and restated effective January 26, 2024)

1.      Purpose. The purpose of this NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan (the “Plan”) is to enable the Company and its Affiliates and Subsidiaries to attract and retain directors, officers and other key employees and advisors and to provide to such persons incentives and rewards for performance. This Plan constitutes an amendment and restatement (the “Amendment and Restatement”) of the NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan, as originally adopted effective January 31, 2020 (the “Original Plan”), subject to shareholder approval of the Amendment and Restatement.

2.         Definitions. As used in this Plan:

(a)    “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion. For purposes of this Plan, “Affiliate” includes the Manager and the Operating Partnership.

(b)    “Amendment and Restatement” has the meaning set forth in the preamble.

(c)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(d)    “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(e)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(h)    “Change in Control” has the meaning set forth in Section 13 of this Plan.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)    “Committee” means the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 11 of this Plan consisting solely of no fewer than two “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 11 of this Plan, such subcommittee.

(k)    “Company” means NexPoint Real Estate Finance, Inc., a Maryland corporation, and its successors.

(l)    “Date of Grant” means the date specified by the Committee on which an award under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m)    “Director” means a member of the Board.

(n)    “Effective Date” means the date the Amendment and Restatement is approved by the Shareholders of the Company.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)    “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(q)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units, Profits Interest Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, Affiliates, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives which may be based on one or more, or a combination, of metrics chosen by the Committee (including relative or growth achievement regarding such metrics), including without limitation any of the following:

(i)      Profits (e.g., operating income, earnings before interest and taxes, earnings before taxes, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to accounting principles generally accepted in the United States of America);

(ii)    Cash Flow (e.g., earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)    Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity; total shareholder return; stock price appreciation);

(iv)     Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues);

(v)      Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); and

(vi)    REIT Operating Metrics (e.g., core earnings, cash available for distributions, adjusted cash available for distributions, funds from operations, net operating income, book value per share).

(r)    “Manager” means NexPoint Real Estate Advisors VII, L.P., or any subsequent external manager to the Company hired to perform similar services.

(s)    “Market Value per Share” means, as of any particular date, the closing price of a Share as reported for that date on the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t)    “Original Plan” has the meaning set forth in the preamble.

(u)    “Original Adoption Date” means January 31, 2020.

(v)    “Operating Partnership” means NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership.

(w)   “OP Interests” means limited partnership interests in the Operating Partnership that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in the Operating Partnership that may be exchanged or converted into such limited partnership interests.

(x)    “Optionee” means the Participant named in an Award Agreement evidencing an outstanding Option Right.

(y)    “Option Price” means the purchase price payable on exercise of an Option Right.

(z)    “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(aa)  “Overall Share Limit” means 3,627,734 Shares, which is the sum of 2,308,000 Shares plus the 1,319,734 Shares previously approved under the Original Plan.

(bb)  “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Affiliate or Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or any Affiliate or Subsidiary (provided that such person satisfies the applicable definitions under the general instructions to Form S-8), or (iii) a non-employee Director.

(cc)  “Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

(dd)  “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(ee)  “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of this Plan.

(ff)  “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(gg)  “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(hh)  “Plan” has the meaning set forth in the preamble.

(ii)   “Profits Interest Units” means, to the extent authorized by the Partnership Agreement, a unit of the Operating Partnership that is granted pursuant to Section 9 of this Plan and is intended to constitute a “profits interest” within the meaning of the Code.

(jj)   “Restricted Stock” means Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(kk)  “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Shares, cash or a combination thereof at the end of a specified period.

(ll)   “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(mm) “Shareholder” means an individual or entity that owns one or more Shares.

(nn)  “Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(oo)  “Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(pp)  “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (as defined in Treasury Regulation §1.421-1(i)) in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(qq)  “Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(rr)   “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.         Shares Available Under the Plan.

(a)        Maximum Shares Available Under Plan.

(i)       Subject to adjustment as provided in Section 12 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) Profits Interest Units, (F) awards contemplated by Section 10 of this Plan, or (G) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate, the Overall Share Limit.

(ii)      Shares available for issuance under the Plan may consist, in whole or in part, of authorized but unissued Shares, treasury shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(iii)    Subject to the share counting rules set forth in Section 3(b), the aggregate number of Shares available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Share for every one Share subject to an award granted under this Plan.

(b)        Share Counting Rules.

(i)      If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i) above.

(ii)    Subject to Section 12 hereof, each Profits Interest Unit issued pursuant to an Award Agreement shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under this Plan as set forth in Section 3(a)(i) above.

(iii)    Shares underlying awards that are subject to the achievement of Management Objectives shall be counted against the aggregate number of Shares available under Section 3(a)(i) above based on the target value of such awards unless and until such time as such awards become vested and settled in Shares.

(iv)     Notwithstanding anything to the contrary contained herein: (A) Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added back to the aggregate number of Shares available under Section 3(a)(i) above; (B) Shares withheld by the Company or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 3(a)(i) above; (C) Shares subject to an Appreciation Right that are not actually issued in connection with its settlement of Shares on exercise thereof will not be added back to the aggregate number of Shares available under Section 3(a)(i) above; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added back to the aggregate number of Shares available under Section 3(a)(i) above.

(c)      Limit on Incentive Stock Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed the Overall Share Limit.

(d)      Individual Participant Limits. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, no non-employee Director will be entitled to compensation, including cash fees and awards granted under the Plan, having an aggregate maximum value as of their respective Dates of Grant in excess of $350,000.

(e)     Exception to Minimum Vesting Requirement. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for awards granted under Section 4 through Section 10 of this Plan that do not at the Date of Grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

4.        Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)        Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant, or, in the case of grants of Incentive Stock Options to Shareholders holding at least 10% of the then-outstanding Shares, shall not be less than 110% of Market Value per Share on the Date of Grant.

(c)        Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)        To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

(e)        Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)        Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Option Rights are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(g)        Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)     Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to qualify as Incentive Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)       No Option Right will be exercisable more than 10 years from the Date of Grant; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.

(j)        Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)       Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.          Appreciation Rights.

(a)      The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)        Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)     Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Shares or any combination thereof.

(ii)      Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)     Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)    Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (A) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(v)     Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)     Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)        Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(d)       Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

(e)      Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised; and

(f)        No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.       Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)      Each such grant or sale will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)       Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)       Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d)       Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)      Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vest upon the achievement of Management Objectives may not terminate sooner than after one year.

(f)       Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Restricted Stock is not assumed or converted into replacement awards in a manner described in the Award Agreement.

(g)      Any such grant or sale of Restricted Stock shall require that any or all dividends or other distributions, whether in cash or additional Shares, paid thereon during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the Participant’s earning of the Restricted Stock with respect to which such dividends are paid.

(h)       Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.         Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)      Each such grant or sale will constitute the agreement by the Company to deliver Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)       If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the applicable Restriction Period may not be a period of less than one year.

(c)       Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)     If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e)       Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)        During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them or to receive dividends thereon. The Committee may, at or after the Date of Grant, provide for the payment of dividend equivalents or other distributions on Shares underlying the Restricted Stock Units to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Restricted Stock Units with respect to which such dividend equivalents are paid.

(g)      Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.

(h)       Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.        Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)       Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)      The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (with respect to each Performance Share or Performance Unit not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Cash Incentive Awards, Performance Shares or Performance Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(c)      Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)      Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)       Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)        No award under this Section 8 shall be entitled to dividends. The Committee may, at the Date of Grant of Performance Shares (but not any other award under this Section 8), provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)      Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.        Profits Interest Units. The Committee may, from time to time and upon such terms and condition as it may determine, authorize the granting of Profits Interest Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)       Each grant will specify the number of Profits Interest Units to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)     Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Operating Partnership (i) in the Participant’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the Participant becoming a partner of the Operating Partnership (to the extent not already a partner), or (iii) as otherwise determined by the Committee, provided that the Profits Interest Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

(c)      Any grant of Profits Interest Units may specify Management Objectives that must be achieved as a condition to the vesting of such Profits Interest Units. Upon vesting, such Profits Interest Units shall become nonforfeitable, except for events that constitute cause.

(d)    Each grant will specify the period or periods of continuous employment or service by the Participant with the Company or any Subsidiary that is necessary before the Profits Interest Units or installments thereof will vest; provided no grant of Profits Interest Units may become exercisable sooner than after one year.

(e)     Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of Profits Interest Units may provide for the earlier vesting of such Profits Interest Units, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Profits Interest Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)       Each grant of Profits Interest Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(g)       Profits Interest Units granted under this Plan may not provide for any dividends or dividend equivalents thereon; provided, that Profits Interest Units may be eligible to receive distributions from the Operating Partnership in accordance with the Partnership Agreement.

10.       Other Awards.

(a)       Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company, dividend equivalents and awards that are membership interests in a Subsidiary or Operating Partnership, and OP Interests. The Committee will determine the terms and conditions of such awards; provided, that, dividend equivalents relating to dividends paid on Shares may only be granted with respect to Restricted Stock Units and Performance Shares. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.

(b)       Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)      The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)      If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 (including dividend equivalents) is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 (including dividend equivalents) is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than after one year.

(e)       Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such awards are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)       No award under this Section 10 shall be entitled to dividends paid on Shares. The Committee may provide for the payment of dividend equivalents to the holder of an award granted under this Section 10 either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the award with respect to which such dividend equivalents are paid.

11.       Administration of this Plan.

(a)      This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)       To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% Beneficial Owner (as defined in Section 13 below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12.     Adjustments. The Committee shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Profits Interest Units granted hereunder and, if applicable, in the number of Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a)  any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b)  any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

13.      Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(i)      individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a Director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to the election or removal of Directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)     any Person becomes a Beneficial Owner (as such term is defined in the Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined Voting Power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below);

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined Voting Power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries) (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total Voting Power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)     approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v)      termination of the Manager.

14.      Forfeiture and Recoupment Provisions. Any Award Agreement may provide for the cancellation or forfeiture, or the forfeiture and repayment to the Company of any proceeds, gains or other economic benefit Participant actually or constructively receives related to a Share-based or cash-based award under the Plan (including any related dividends, dividend equivalents or amounts received on the resale of Shares related to the award), or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time. In addition, notwithstanding anything in this Plan to the contrary, the Plan and all Share-based and cash-based awards (including any dividends, dividend equivalents, proceeds, gains or other economic benefit Participant actually or constructively receives related to the award or amounts received on the resale of Shares related to the award) issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, or to comport with good corporate governance practices, as such policies may be amended from time to time.

15.     Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.

16.      Transferability.

(a)      Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Profits Interest Unit, Cash Incentive Award, award contemplated by Section 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except (i) if it is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members (“Immediate Family Members” mean the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws, and other individuals who have a relationship to the Participant arising because of legal adoption; however, no transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be able to register Shares related to an award) or (ii) by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)      The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Profits Interest Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17.      Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the market value of such Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Shares to be withheld and delivered pursuant to this Section 17 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

18.      Compliance with Section 409A of the Code.

(a)       To the extent applicable, it is intended that this Plan and any grants made hereunder be exempt from the provisions of Section 409A of the Code (or, to the extent Section 409A of the Code applies, compliant with such section), so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)       Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)     If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)     Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any other purposes in respect of such award.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.      Amendments.

(a)      The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)      Except in connection with a corporate transaction or event described in Section 12 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Shareholders.

(c)      If permitted by Section 409A of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)      Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will materially and adversely impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.     Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Maryland.

21.     Effective Date/Termination. The Plan is effective as of the Original Adoption Date and the Amendment and Restatement will be effective as of the Effective Date. In the event that the Company’s shareholders do not approve the Amendment and Restatement, awards granted under the Original Plan will continue to be subject to the terms and conditions of the Original Plan as in effect immediately prior to the date the Amendment and Restatement is approved by the Board. In addition, in the event that the Company’s shareholders do not approve the Amendment and Restatement, any Shares available for grant under the Original Plan as of the Effective Date will continue to be available for grant pursuant to the terms of the Original Plan. No grant will be made under this Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.      Miscellaneous Provisions.

(a)      The Company will not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)     This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)      Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)      No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)       Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)       No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)     The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)      Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)       If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

23.     Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)       Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)     In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger. Any operation of this Plan in connection with such available shares shall comply with the rules of the applicable national securities exchange on which the Shares are listed.

(c)     Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) of the Plan.

24.     REIT Status. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (a “REIT”). No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled: (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

[Remainder Intentionally Left Blank]

The foregoing is hereby acknowledged as being the 2024 Long Term Incentive Plan as adopted by the Board on November 6, 2023, and by the Shareholders on January 26, 2024.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP Finance, Treasurer and Secretary